UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2006

CIRCOR INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

DELAWARE	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

25 CORPORATE DRIVE, SUITE 130

BURLINGTON, MASSACHUSETTS 01803-4238

(Address of principal executive offices) (Zip Code)

(781) 270-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

By press release dated November 1, 2006, the Company announced its financial results for the three and nine months ended October 1, 2006. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by special reference in such filing.

In the press release and accompanying supplemental information, the Company uses the following non-GAAP financial measures: free cash flow, EBIT, EBITDA, and earnings per share excluding special charges. Management of the Company believes that free cash flow (defined as net cash flow from operating activities, less capital expenditures and dividends paid) is an important measure of its liquidity as well as its ability to service long-term debt, fund future growth and to provide a return to shareholders. EBIT (defined as net income plus interest expense, net plus provision for income taxes), EBITDA (defined as net income plus interest expense, net plus provision for income taxes, plus depreciation and amortization) and earnings per share excluding special charges (defined as earnings per common share, excluding the impact of special charges, net of tax) is provided because management believes these measurements are commonly used by investors and financial institutions to analyze and compare companies on the basis of operating performance. Free cash flow, EBIT, EBITDA, and earnings per share excluding special charges are not measurements for financial performance under GAAP and should not be construed as a substitute for cash flows, operating income, net income or earnings per share. Free cash flow, EBIT, EBITDA, and earnings per share excluding special charges, as we have calculated here, may not necessarily be comparable to similarly titled measures used by other companies. A reconciliation of free cash flow, EBIT, EBITDA, and earnings per share excluding special charges, to the most directly comparable GAAP financial measure is provided in the supplemental information table titled “Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms” which is included as an attachment to the press release.

Item 5.02(c) Appointment of President

On November 1, 2006, CIRCOR International, Inc. (the “Company”) issued a press release regarding the promotion of Andrew William (“Bill”) Higgins to the position of President and Chief Operating Officer of the Company effective November 1, 2006. A copy of this press release is attached as Exhibit 99.2 hereto.

For the past 22 months, Mr. Higgins, age 48, has served as our Executive Vice President and Chief Operating Officer. During his prior thirteen years, Mr. Higgins, held a variety of senior management positions with Honeywell International and AlliedSignal (which merged with Honeywell in 1999), most recently serving as Vice President and General Manager, Americas for

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the Honeywell Building Solutions Business, a 6,000 employee business that designs, installs and maintains building environmental and security control systems. Prior to that, Mr. Higgins served as Vice President and General Manager of AlliedSignal’s Grimes Aerospace Company, a 1,200 employee engineering, manufacturing and service business, and, prior to that, as General Manager and Site Leader for AlliedSignal’s largest Aerospace Component Repair & Overhaul Service facility. During his earlier years with AlliedSignal, Mr. Higgins also served as Director, East Asia Business Development for AlliedSignal’s Electronic Materials business unit.

In his new position as President, Mr. Higgins will retain his responsibilities as Chief Operating Officer and will continue to report to David A Bloss, Sr. who will continue to serve as the Company’s Chairman and Chief Executive Officer. The terms of Mr. Higgins’ employment with the Company have not materially changed from those set forth in the Company’s Current Report dated January 3, 2005 which the Company filed in conjunction with the commencement of his employment. However, in conjunction with the Company’s normal year end compensation review process, the Company shall take into account Mr. Higgins promotion in determining any appropriate adjustments. Mr. Higgins appointment is not pursuant to any understanding or arrangement between him and any other person, and there are no family relationships between Mr. Higgins and any other directors or executive officers of the Company. In addition, Mr. Higgins has never had any direct or indirect material interest in any transactions to which the Company or any of its subsidiaries has been a party.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release regarding Earnings, Dated November 1, 2006

99.2	Press Release regarding Promotion, Dated November 1, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 3, 2006	CIRCOR INTERNATIONAL, INC.

/S/ Kenneth W. Smith
	By:	Kenneth W. Smith
Senior Vice President, Chief Financial Officer and Treasurer

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